Exhibit 99.1

TYCO INTERNATIONAL LTD. VICTOR VON BRUNS-STRASSE 21 CH-8212 NEUHAUSEN AM RHEINFALL SWITZERLAND

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

If you are not a holder of record, use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or Bratschi, Wiederkehr & Buob, Attorneys-at-Law, Bahnhofstrasse 70, P.O. Box 1130, CH-8021 Zürich.

The signature on this Proxy Card should correspond exactly with the shareholder’s name as printed above. In the case of joint tenancies, co-executors, or co-trustees, each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M76159-TBD	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

TYCO INTERNATIONAL LTD.

PLEASE INDICATE WITH AN “X” IN THE APPROPRIATE SPACE HOW YOU WISH YOUR SHARES TO BE VOTED. IF YOU GIVE NO SPECIFIC INDICATIONS, YOU INSTRUCT THE INDEPENDENT PROXY TO VOTE YOUR SHARES FOR ALL PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. IF NEW AGENDA ITEMS (OTHER THAN THOSE IN THE NOTICE OF MEETING) OR NEW PROPOSALS OR MOTIONS WITH RESPECT TO THOSE AGENDA ITEMS SET FORTH IN THE NOTICE OF MEETING ARE PUT FORTH BEFORE THE ANNUAL GENERAL MEETING, YOU INSTRUCT THE INDEPENDENT PROXY, IN THE ABSENCE OF OTHER SPECIFIC INSTRUCTIONS, TO VOTE YOUR SHARES IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.	To approve the Merger Agreement by and between Tyco Switzerland and Tyco Ireland, as a result of which you will become a shareholder of Tyco Ireland and hold the same number of shares in Tyco Ireland that you held in Tyco Switzerland immediately prior to the Merger; and	☐	☐	☐

2.	To approve the reduction of the share premium account of Tyco Ireland to allow for the creation of distributable reserves of Tyco Ireland and facilitate Tyco Ireland to make distributions, to pay dividends or to repurchase or redeem Tyco Ireland ordinary shares following the completion of the Merger.	☐	☐	☐

For address changes and/or comments, please check this	☐
box and write them on the back where indicated.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

Special General

Meeting of Shareholders of

Tyco International Ltd.

September 9, 2014

3:00 PM, Central European Time

Victor von Bruns-Strasse 21

CH - 8212 Neuhausen am Rheinfall

Switzerland

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting:

The Combined Document is available at www.proxyvote.com.

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é FOLD AND DETACH HERE é	M76160-TBD

TYCO INTERNATIONAL LTD.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Proxy Card for use at the 2014 Special General Meeting or any adjournment or postponement thereof (the “Meeting”) of Shareholders of Tyco International Ltd., a company organized under the laws of Switzerland (“Tyco”), to be held on September 9, 2014, at 3:00 PM, Central European Time, at Victor von Bruns-Strasse 21, CH - 8212 Neuhausen am Rheinfall, Switzerland.

By signing this proxy, the signatory, revoking any proxy heretofore given in connection with the Special General Meeting described below, appoints the law firm of Bratschi, Wiederkehr & Buob, as independent proxy, to represent the signatory at the Special General Meeting and to vote all shares the signatory is entitled to vote at such Special General Meeting on all matters properly presented at the meeting. If you will attend the Special General Meeting personally, please use the admission ticket.

Please indicate on the reverse side of this card how the common shares represented by this proxy are to be voted. If you return this card signed but without indication as to how the common shares are to be voted in respect to any of the proposals described on the reverse, you direct the independent proxy to vote FOR proposals number 1 and 2 as described below. If new agenda items (other than those in the notice of meeting) or new proposals or motions with respect to those agenda items set forth in the notice of meeting are put forth before the Special General Meeting, you instruct, in the absence of other specific instructions, the independent proxy to vote in accordance with the recommendation of the Board of Directors.

PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE

1.         To approve the Merger Agreement by and between Tyco Switzerland and Tyco Ireland, as a result of which you will become a shareholder of Tyco Ireland and hold the same number of shares in Tyco Ireland that you held in Tyco Switzerland immediately prior to the Merger

2.         To approve the reduction of the share premium account of Tyco Ireland to allow for the creation of distributable reserves of Tyco Ireland and facilitate Tyco Ireland to make distributions, to pay dividends or to repurchase or redeem Tyco Ireland ordinary shares following the completion of the Merger

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed on the other side)